Exhibit 99.1

WellQuest Announces Record Revenues of $3.8 Million for Fiscal 2009

•	Revenue growth driven by record number of client visits to medical clinic
•	Fifth consecutive quarter of revenue growth

Bentonville, Arkansas, April 5, 2010 – WellQuest Medical & Wellness Corporation (the “Company” or “WellQuest”) (Pink Sheets:WEQL), reported record revenues of $3,823,994 for the fiscal year ended December 31, 2009. This marks a 15% increase of $491,561 over fiscal 2008 revenues of $3,332,433. Fiscal 2009 fourth quarter revenues of $1,009,414 were a historical record for the Company, marking the 5th consecutive quarter of revenue growth, with a 7% increase over third quarter fiscal 2009 revenues of $944,123. Growth was fueled by a record 36,958 client visits, up 25% in 2009 fiscal year over 29,579 client visits in fiscal 2008.

As reported in the Company’s 2009 annual report, WellQuest’s medical clinic and medical spa segments generated $554,312 in operating income for the twelve months ended December 31, 2009, before general corporate expenses of $595,473 and interest expense of $224,136. On a consolidated basis, WellQuest had a net loss of $(262,797), or $(0.01) per share for the fiscal 2009.

“The success of our Bentonville facility substantiates our goal to replicate our model in numerous locations across the country. On a stand-alone basis, our flagship location was profitable in 2009. This is a result of the market’s positive response to our customer-focused medical concept: an upscale environment where our clients receive convenient medical care, integrative approaches to treatment, wellness and prevention through counseling and products, and advanced skin care and aesthetic services. This integration of environment and service results in a comfortable and trusted location to meet a family’s primary healthcare needs. Our approach to healthcare is based on attention to more than just treating sickness. Disease prevention, weight-loss, nutritional supplements and aesthetics address the broader spectrum of health concerns for more of today’s families and health conscious businesses,” stated WellQuest President Steve Swift.

After four years of operation, 75% of WellQuest’s visits in the medical clinic are repeat clients, indicating high levels of customer satisfaction. Additionally, 25% of medical visits throughout 2009 were new customer visits showing continued growth in the Company’s service area. The Company’s revenues have consistently increased over the past four years with fiscal 2006 revenues of $1,585,543, fiscal 2007 revenues were $2,393,453, fiscal 2008 revenues of $3,332,433, and fiscal 2009 revenues of $3,823,994.

WellQuest is about the “Quest for Wellness”, which is a journey that WellQuest takes with its customers. The Company’s aim is to make a positive difference in the health and lives of its staff, its clients and its community.

WellQuest is pursuing a goal to replicate its positive integrative medical experience by opening branded WellQuest facilities in other metropolitan areas of the U.S. The Company believes families and businesses are seeking options in the U.S. where annual sick care costs exceed $2.5 trillion, 16.7% of GDP. WellQuest is a relevant option toward treatment, prevention and wellness. The Company’s business is aimed at the evolving healthcare market which includes a $500 billion physician services sector, an $86 billion nutraceutical sector, a $12 billion cosmeceutical sector, and a $12.8 billion spa/medical spa sector. These sectors have traditionally been segregated. WellQuest brings them together in a way that meaningfully serves its customers.

About WellQuest Medical & Wellness Corporation

WellQuest offers its innovative concept in healthcare delivery by integrating conventional and complementary physician medicine with wellness, and aesthetic services in one center, creating an effective environment for the pursuit and maintenance of a healthy life. WellQuest’s unique model for healthcare helps customers get well, stay well, and look well. Currently operating in Bentonville, Arkansas, WellQuest seeks to open additional locations in the U.S.

Investor and Media Contact:

Dilek Mir

(310) 591-5619

dmir@corporateprofile.com

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to obtain the necessary financing to continue and expand operations, to market its products and services in new markets and to offer healthcare services at competitive pricing, anticipated revenue from client visits; general economic conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company’s planned expansions, and predictions and guidance relating to the Company’s future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WELLQUEST MEDICAL & WELLNESS CORPORATION

Consolidated Balance Sheets

December 31, 2009 and 2008

	2009	2008
Assets
Current assets:
Cash	$49,700	$103,265
Accounts receivable, less allowances of $245,388 and $235,348 at December 31, 2009 and 2008, respectively	294,246	293,363
Other current assets	70,777	50,737
Total current assets	414,723	447,365
Property and equipment, net	279,967	387,125
Deferred financing costs, net of accumulated amortization of $27,775 and $0 at December 31, 2009 and 2008, respectively	83,325	—

	$778,015	$834,490

Liabilities and Stockholders’ Deficit
Current liabilities:
Line of credit	$167,500	$202,494
Accounts payable	309,778	293,312
Accrued liabilities	155,783	232,034
Due to physicians and related parties	598,230	521,118
Note payable to related party	40,000	349,608
Current maturities of long-term debt	408,920	517,324
Current obligations under capital leases	28,155	23,902
Current maturities of subordinated debentures payable to stockholders, net of unamortized discount of $0 and $17,093 at December 31, 2009 and 2008, respectively	493,497	523,409
Total current liabilities	2,201,863	2,663,201
Long-term obligations under capital leases, less current portion	90,492	118,646
Subordinated debentures payable to stockholders, less current maturities	443,123	—
Total liabilities	2,735,478	2,781,847

Stockholders’ deficit:
Preferred stock—$.01 par value; authorized 2,500,000 shares 75,000 shares designated as Series A convertible preferred stock; 25,515 and 37,440 shares issued and outstanding at December 31, 2009 and 2008, respectively	255	374
Common stock—$.001 par value; authorized 150,000,000 shares; 29,272,667 and 23,716,361 shares issued and outstanding at December 31, 2009 and 2008, respectively	29,273	23,716
Additional paid-in capital	1,510,283	1,263,030
Warrants	177,000	177,000
Accumulated deficit	(3,674,274)	(3,411,477)
Total stockholder’s deficit	(1,957,463)	(1,947,357)
Total liabilities and stockholders’ deficit	$778,015	$834,490

WELLQUEST MEDICAL & WELLNESS CORPORATION

Consolidated Statements of Operations

Years ended December 31, 2009 and 2008

	2009	2008
Net revenues	$3,823,994	$3,332,433

Operating expenses:
Salaries, wages and benefits	1,247,574	1,256,706
Rents and facility expenses	287,131	304,391
Clinic direct expenses, excluding salaries, wages and benefits	1,527,040	1,138,221
Spa direct expenses, excluding salaries, wages and benefits	295,639	341,591
General corporate expenses	389,646	622,969
Depreciation and amortization	115,625	114,377

Total operating expenses	3,862,655	3,778,255

Operating loss	(38,661)	(445,822)

Interest income (expense):
Interest income	—	3,232
Interest expense	(224,136)	(289,508)

Net interest expense	(224,136)	(286,276)

Net loss	$(262,797)	$(732,098)

Loss per common share:
Basic and diluted	$(0.01)	$(0.03)

Weighted average number of common shares and dilutive common share equivalents outstanding:
Basic and diluted	26,867,425	23,608,429